      As filed with the Securities and Exchange Commission on November 4, 1997
                                                    Registration No. 333-_____
______________________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ______________________

                                 FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                            _____________________

                                INNERDYNE, INC.
          (Exact name of Registrant as specified in its charter)

           DELAWARE                                 87-0431168
   (State of Incorporation)             (I.R.S. Employer Identification No.)

                             1244 Reamwood Avenue
                         Sunnyvale, California 94089
         (Address, including zip code, of principal executive offices)
                             _____________________

                      1991 DIRECTORS' STOCK OPTION PLAN
                      1991 EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the Plans)
                             _____________________

                              William G. Mavity
                   President and Chief Executive Officer
                               INNERDYNE, INC.
                            1244 Reamwood Avenue
                         Sunnyvale, California 94089
                               (408) 745-6010
        (Name, address and telephone number of agent for service)
                             _____________________

                                  Copies to:
                             CATHRYN S. CHINN, ESQ.
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                         Menlo Park, California   94025
                                (650) 854-4488

____________________________________________________________________________________________________

                           CALCULATION OF REGISTRATION FEE
____________________________________________________________________________________________________

                                              Proposed              Proposed
     Title of               Maximum            Maximum               Maximum
    Securities              Amount            Offering              Aggregate          Amount of
      to be                 to be             Price Per             Offering          Registration
    Registered            Registered           Share                 Price                Fee
____________________________________________________________________________________________________
Common Stock,               200,000           $3.375(2)             $  675,000           $204.55
$.01 par value             shares(1)

Common Stock,               200,000           $2.869(4)             $  573,800           $173.88
$.01 par value             shares(3)

                        ________________                        __________________   _______________

TOTAL(5)                 400,000 shares                             $1,248,800           $378.43

(1) This subtotal represents the additional number of shares authorized to be issued under the 1991 Directors' Stock Option Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported in the Nasdaq National Market System on October 29, 1997.

(3) This subtotal represents the additional number of shares authorized to be issued under the 1991 Employee Stock Purchase Plan.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported in the Nasdaq National Market System on October 29, 1997. Pursuant to
     Section 7 of the 1991 Employee Stock Purchase Plan, a copy of which is filed with this Post-Effective Amendment No. 1 to Registration Statement as Exhibit 4.2, such shares will be issued at 85% of their market value as of specified dates.

(5) Excludes all shares previously registered under Registrant's 1991 Directors' Stock Option Plan and 1991 Employee Stock Purchase Plan on Form S-8 (Registration No. 33-49628).

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a)

         The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b)

         The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 filed pursuant to Section 13 of the Exchange Act.

     (c)

         Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on September 22, 1997 pursuant to Section 12 of the Exchange Act. Also Items 1 and 2 of the Registrant's Registration Statement on
     Form 8-A filed on December 4, 1991 pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

     ITEM 8.  EXHIBITS.

            Exhibit Number                    Description
            --------------      ------------------------------------------
            4.1                 1991 Directors' Stock Option Plan.
            4.2                 1991 Employee Stock Purchase Plan.
            5.1                 Opinion of Venture Law Group, A Professional
                                Corporation.

            23.1 Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).
            23.2                Consent of Independent Auditors (see p. 7).
            24.1                Power of Attorney (see p. 5).

     ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                           [Signature Pages Follow]

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, InnerDyne, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 31, 1997.

                                       INNERDYNE, INC.


                                       By:    /s/ WILLIAM G. MAVITY
                                           -----------------------------------
                                              William G. Mavity, President and
                                              Chief Executive Officer

                              POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William G. Mavity and Robert A. Stern, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

      Signature                         Title                      Date
----------------------------    -----------------------          ----------

  /s/ WILLIAM G. MAVITY       President and Chief Executive   October 31, 1997
----------------------------  Officer (Principal Executive
     (William G. Mavity)      Officer)

 /s/ ROBERT A. STERN          Vice President and Chief        October 31, 1997
----------------------------  Financial Officer (Principal
    (Robert A. Stern)         Financial and Accounting
                              Officer)

 /s/ EDWARD W. BENECKE        Director                        October 31, 1997
----------------------------
    (Edward W. Benecke)

 /s/ ROBERT M. CURTIS         Director                        October 31, 1997
----------------------------
    (Robert M. Curtis)

 /s/ EUGENE J. FISCHER        Director                        October 31, 1997
----------------------------
    (Eugene J. Fischer)

 /s/ GUY P. NOHRA             Director                        October 31, 1997
----------------------------
    (Guy P. Nohra)

 /s/ STEVEN N. WEISS          Director                        October 31, 1997
----------------------------
    (Steven N. Weiss)

                                                                 Exhibit 23.2


The Board of Directors and Stockholders
InnerDyne, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of InnerDyne, Inc. of our report dated January 29, 1997, relating to the balance sheets of InnerDyne, Inc. as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of InnerDyne, Inc.


                                        KPMG Peat Marwick LLP


Salt Lake City, Utah
October 31, 1997

                              INDEX TO EXHIBITS

   EXHIBIT NUMBER                 DESCRIPTION
   --------------     -------------------------------------
       4.1            1991 Directors' Stock Option Plan.
       4.2            1991 Employee Stock Purchase Plan.
       5.1            Opinion of Venture Law Group, A Professional Corporation.
      23.1            Consent of Venture Law Group, A Professional Corporation
                      (included in Exhibit 5.1).
      23.2            Consent of Independent Auditors (see p. 7).
      24.1            Power of Attorney (see p. 5).